Exhibit 99.1

HAWKER BEECHCRAFT LOGO

News Release

Press contact:

Andrew Broom

+1.316.676.8674

andrew_broom@hawkerbeechcraft.com

www.hawkerbeechcraft.com

Hawker Beechcraft Corporation Selects Sidney E. Anderson as Chief Financial Officer

United Technologies finance executive brings more than 20 years of financial leadership to HBC

WICHITA, Kan. (October 13, 2008) – Hawker Beechcraft Corporation (HBC), the world’s largest privately-held aircraft manufacturer, announces that Sidney E. Anderson will join the company as its new Chief Financial Officer following a brief transition period and appointment by the Board of Directors at its next meeting on November 6-7, 2008.

Anderson will be responsible for the management and direction of the company’s finance and accounting organization that includes financial analysis, accounting, information technology, controls, budgeting, planning and forecasting.

“Sid is an outstanding addition to the senior leadership team. He brings a new depth of experience and insight to our company at an important time when we are expanding our domestic and international operations and broadening our product range,” said Jim Schuster, HBC’s Chairman and CEO.

Anderson’s career spans more than 20 years of continuously expanding responsibility. He has been with United Technologies since 1999, most recently as Vice President, Finance and Treasury for UTC’s Hamilton Sundstrand division. Anderson brings to HBC an exceptionally diverse experience and skill set gained within the aerospace industry, having held a variety of positions with experience in finance, accounting, financial planning, investor relations and government accounting.

He holds an MBA from MIT Sloan, a second Master’s from Arizona State University, and a BA from Augustana College.

Anderson replaces former CFO Jim Sanders, who plans to move to a new position within HBC.

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Hawker Beechcraft Corporation Selects Sidney Anderson as CFO – Page 2

Anderson’s hiring further demonstrates HBC’s commitment to attracting top talent from both inside and outside the industry – in the past 18 months, the company has added more than 40 new leaders to its roster.

Hawker Beechcraft Corporation is a world-leading manufacturer of business, special-mission and trainer aircraft – designing, marketing and supporting aviation products and services for businesses, governments and individuals worldwide. The company’s headquarters and major facilities are located in Wichita, Kan., with operations in Salina, Kan.; Little Rock, Ark.; Chester, England, U.K.; and Chihuahua, Mexico. The company leads the industry with a global network of more than 100 factory-owned and authorized service centers.

For more information, visit www.hawkerbeechcraft.com.

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This release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, including statements that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Forward-looking statements are based on management’s assumptions and assessments in light of past experience and trends, current conditions, expected future developments and other relevant factors. They are not guarantees of future performance, and actual results may differ significantly from those envisaged by our forward-looking statements. Among the factors that could cause actual results to differ materially from those described or implied in the forward-looking statements are general business and economic conditions, production delays resulting from lack of regulatory certifications and other factors, competition in our existing and future markets, lack of market acceptance of our products and services, the substantial leverage and debt service resulting from our indebtedness, loss or retirement of key executives and other risks disclosed in our filings with the Securities and Exchange Commission.